Exhibit 99.1

ACQUISITION BONUS AGREEMENT

This ACQUISITION BONUS AGREEMENT (“the Agreement”) by and between Ebix, Inc., a Delaware Corporation (the “Company”), and Robin Raina (the “Executive”), dated as of the 15TH day of July, 2009.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to provide an incentive to the Company’s Chief Executive Officer to continue to contribute to the Company’s business. That might lead to the consummation of any future corporate transaction which results in an Acquisition Event (as herein defined), to reward such individual appropriately for his contributions to the Company prior to such Acquisition Event, and to further incentivize such individual to maximize the value received by the stockholders of the Company in a Acquisition Event.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:

SECTION 1 — CERTAIN DEFINED TERMS

1.1 “Bonus Amount” has the meaning set forth in Section 2.1.

1.2 “Cause” means any of the following: (a) Executive’s theft, dishonesty, or falsification of Company documents or records; (b) Executive’s improper use or disclosure of the Company’s confidential or proprietary information; (c) Executive’s failure or inability to perform reasonable assigned duties or to abide by the policies of the Company; (d) any material breach by Executive of any employment or contractor agreement between Executive and the Company; or (e) Executive’s conviction (including a plea of guilty or nolo contendere) of any criminal act which impairs Executive’s ability to perform his or her duties with the Company.

1.3 “Closing Date” means the date on which the closing of a Acquisition Event occurs.

1.4 “Acquisition Event” means the occurrence of any of the following events (or a series of related events) with respect to the Company if the stockholders of the Company immediately prior to the event(s) do not retain immediately after the event(s) (in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event(s)), direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or the entity to which the Company’s assets are transferred: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) the Acquisition or dissolution of the Company. Notwithstanding the foregoing, an event shall not constitute a Acquisition Event unless it is also a “change in control event” described in Treasury Regulations section 1.409A-3(i)(5)(i).

SECTION 2 — PAYMENTS IN RESPECT OF ACQUISITION EVENT

2.1 Entitlement to Bonus Amount. If a Acquisition Event occurs and Executive is an employee of the Company at such time or his employment with the Company has been involuntarily terminated without Cause within the 180-day period immediately preceding the Closing Date, Executive shall be entitled to receive an amount which shall be determined in the manner set forth on Exhibit A hereto (the “Bonus Amount”). If a Acquisition Event occurs, Executive’s right to receive the Bonus Amount will be deemed to have accrued immediately prior to the consummation of the Acquisition Event, and Executive shall not accrue any such Bonus Amount until such time, provided that no amounts shall be paid under this Agreement if the Acquisition Event does not occur.

2.2 Payment Schedule. Payments of the Bonus Amount under the Agreement shall be made on the same schedule as payments to the holders of the Company’s common stock in respect of the Acquisition Event on or after the Closing Date. The Bonus Amount shall be payable in cash, provided that the Executive shall be entitled to elect to receive payment of all or any portion of the Bonus Amount in such other consideration as shall be received by the holders of the Company’s common stock in connection with such Acquisition Event. Notwithstanding the foregoing, this provision shall be interpreted and applied so as to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations section 1.409A-3(i)(5)(iv).

2.3 Tax Withholding. Payments under this Agreement are subject to applicable federal and state withholding taxes, Social Security and similar charges and Company shall deduct the amount thereof from any payments required hereunder. Notwithstanding the foregoing, Executive remains responsible for the payment of any and all taxes applicable to income Executive may receive or be deemed to have received hereunder, subject to Executive’s rights pursuant to Section 2,5 hereof.

2.4 Payments to a Beneficiary. If Executive dies before receiving all benefits to which he is entitled under this Agreement, the Executive’s benefits under the Agreement shall be paid or issued to Executive’s Beneficiary or Beneficiaries (as herein defined) at the time(s) and in the amount(s) provided under this Agreement if the Executive had not died. Executive shall, on a form designated by the Company, designate one or more death beneficiaries (each a “Beneficiary”). A Beneficiary designation will be effective only when a signed and dated Beneficiary designation form has been filed with the Company. If Executive is not survived by any Beneficiary, the Company shall distribute the Executive’s benefits under this Agreement to the legal representatives of the estate of the Executive.

2.5 Certain Additional Payments by the Company.

(a) Gross-Up Payment Amount. Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid, payable, distributed or distributable pursuant to this Agreement or otherwise (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to in this Agreement as the “Excise Tax”), then Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after the payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

(b) Determinations. Subject to the provisions of Section 2.5(c), all determinations required to be made under this Section 2.5, including whether and when a Gross- Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by an accounting firm of national standing reasonably selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations to both the Company and Executive within 15 business days of the receipt of written notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. Any Gross-Up Payment, as determined pursuant to this Section 2.5, shall be paid by the Company to Executive within five business days of the receipt of the Accounting Firm’s determination and calculations. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the possible uncertainty in application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments will not have been made by the Company that should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 2.5(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

(c) Internal Revenue Service Claim or Audit. Executive shall notify the Company in writing of any claim or audit by the Internal Revenue Service that, if successful, could reasonably require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is to be paid. Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive,

(iii) cooperate with the Company in good faith in order effectively to contest such claim, and

(iv) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, to the extent permitted by applicable law, on an interest-free basis and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled in his sole discretion to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

(d) Refunds. If, after receipt by Executive of an amount advanced by the Company pursuant to Section 2.5(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company’s complying with the requirements of such Section) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after receipt by Executive of an amount advanced by the Company pursuant to Section 2.5(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

(e) Timing of Payments. All payments pursuant to this Section must be made by the end of the taxable year next following the taxable year in which Executive remits any taxes to which such payment(s) relate.

2.6 Compliance with Section 409A. The Company and Executive agree to negotiate in good faith to reform any provisions of this Agreement to maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Section 409A, if the Company deems such reformation necessary or advisable pursuant to guidance under Section 409A to avoid the incurrence of any such interest and penalties. Such reformation shall not result in a reduction of the aggregate amount of payments or benefits under this Agreement

SECTION 3 — MISCELLANEOUS

3.1 Entire Agreement; Amendment. This Agreement contains all of the terms agreed upon between the Executive and the Company with respect to the subject matter hereof between the Executive and the Company with respect to the matters contemplated in this Agreement (except for any understandings or agreements reflected in a separate employment, non-competition, confidentiality, invention or other similar agreement or agreements between the Company and the Executive). Without limiting the effect of the foregoing, the Executive agrees that this Agreement satisfies any rights he may have had under any prior understanding or agreement between the Executive and the Company with respect to the subject matters described therein. The Executive and the Company agree that no term, provision or condition of this Agreement shall be held to be altered, amended, changed or waived in any respect except as evidenced by written agreement of the Executive and the Company. Any agreement or rights that the Executive might have related to severance, would be in addition to this agreement and is not being covered by this agreement.

3.2 Termination. The Agreement shall terminate automatically upon the occurrence of a Acquisition Event, effective as of the Closing Date, provided that such automatic termination shall not affect the accrual or payment of the Bonus Amount provided for herein with respect to such Acquisition Event or the rights or obligations of the Company or Executive hereunder in respect of such Bonus Amount.

3.3 Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In addition, to the extent that the Executive is a party to any other agreement relating to confidential information, inventions or similar matters with the Company, the Executive shall continue to comply with the provisions of such agreements. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement

3.4 Public Announcements. The Executive shall consult with the Company before issuing any press release or otherwise making any public statement with respect to the Company or any of its affiliated companies, this Agreement or the transactions contemplated hereby, and the Executive shall not issue any such press release or make any such public statement without the prior written approval of the Company, except as may be required by applicable law, rule or regulation or any self regulatory agency requirements, in which event the Company shall have the right to review and comment upon any such press release or public statement prior to its issuance.

3.5 Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its affiliated companies.

3.6 Successors.

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than pursuant to Section 2.5 or by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise

3.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Sate of Delaware, without reference to principles of conflict of laws.

3.8 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
Robin Raina
2075 Lake Shore Landing
Alpharetta, GA 30005

If to the Company:
Ebix, Inc.
Five Concourse Parkway; Suite 3200
Atlanta, GA 30328

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

3.9 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

3.10 Attorneys’ Fees. If the Company, Executive, and/or a successor in interest to the Company or Executive, brings legal action to enforce any of the provisions of the Agreement, the prevailing party in such legal action shall be reimbursed by the other party, the prevailing party’s costs of such legal action including, without limitation, reasonable fees of attorneys, accountants and similar advisors and expert witnesses.

IN WITNESS WHEREOF, the Executive has hereunto set his or her hand and, pursuant to the authorization from its Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first written above.

EBIX, INC.

/s/ Robin Raina	By:	/s/ Robert F. Kerris

Robin Raina Chief Executive Officer		Corporate Secretary

EXHIBIT A

Calculation of Bonus Amount

•	The Bonus Amount shall be the amount that is determined when the Share Base is multiplied by the Spread.

•
The Share Base shall be the positive number, if any, that is determined when the number of Shares Deemed Held by Executive immediately prior to the Closing Date is subtracted from the number of shares that is 20% of the total shares of common stock outstanding immediately prior to the Closing Date on a fully diluted basis, taking into account the effect of the occurrence of the Acquisition Event on the vesting, conversion or exercise terms of any outstanding securities or other instruments exercisable for, or convertible into, shares of common stock; provided that the difference that is so obtained shall be reduced by the number of shares, if any, sold by Executive after the first public announcement by the Company or any other party of any agreement, arrangement, Agreement, proposal or intent to engage in a transaction which would constitute a Acquisition Event.

•
The number of Shares Deemed Held by Executive immediately prior to the Closing Date shall equal the number of shares of common stock of the Company then beneficially owned by Executive plus any shares sold by Executive between the signing of this agreement and the Closing date, plus any additional shares issuable to Executive (other than pursuant to this Agreement) immediately prior to or upon the Closing Date upon the exercise of stock options or the conversion of convertible securities, after giving effect to any acceleration of vesting that will occur due to the occurrence of the Acquisition Event.

•	The Spread shall be the positive amount, if any, that is determined when the Base Price is subtracted from the Net Proceeds Per Share.

•	The Base Price shall be $23.84

•
The Net Proceeds Per Share shall be the sum of any cash consideration and the Fair Market Value of any securities received or receivable per share of common stock held by the stockholders of the Company in or by virtue of the Acquisition Event.

•	The Fair Market Value of any securities received by the Company’s stockholders shall be determined as follows:

•
Stock Listed and Shares Traded. If such securities are listed and traded on a national securities exchange (as such term is defined by the Securities Exchange Act of 1934) on the date of determination, the Fair Market Value per share shall be the average of the closing prices of the securities on such national securities exchange, over the twenty (20) trading day period ending three (3) trading days prior to the Closing Date. If such securities are traded in the over-the-counter market, the Fair Market Value per share shall be the average of the closing bid and asked prices on the day immediately prior to the Closing Date.

•
Stock Not Listed. If such securities are not listed on a national securities exchange or, if such securities are traded in the over-the-counter market but there shall be no published closing bid and asked prices available on the date immediately prior to the Closing Date, then the Board shall determine the Fair Market Value of such securities from all relevant available facts, which may include the average of the closing bid and ask prices reflected in the over-the-counter market on a date within a reasonable period either before or after the date of determination, or opinions of independent experts as to value and may take into account any recent sales and purchases of such securities to the extent they are representative

9